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                                                                   EXHIBIT 23(d)


                            DEGOLYER AND MACNAUGHTON
                        4925 GREENVILLE AVENUE, SUITE 400
                                ONE ENERGY SQUARE
                               DALLAS, TEXAS 75206


                                October 19, 2001






Denbury Resources Inc.
5100 Tennyson Parkway, Suite 3000
Plano, Texas 75024

Ladies and Gentlemen:

                  We consent to the use of the name DeGolyer and MacNaughton and to references to DeGolyer and MacNaughton and to references to our "Appraisal Report as of December 31, 2001, on Certain Properties owned by Denbury Resources Inc. - SEC Case," (our Report) or information contained therein, which were prepared for Denbury Resources Inc., under the heading "Experts" of the Registration Statement on Form S-4 to be filed on or about October 22, 2001. We further consent to the use of the name DeGolyer and MacNaughton and to references to DeGolyer and MacNaughton and to our Report or information contained therein under the headings "Financial Highlights," "Selected Operating Data," and "Notes to Consolidated Financial Statements - Note 9. Supplemental Reserve Information (unaudited)" of Denbury Resources Inc.'s Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference in the Form S-4.

                                                    Very truly yours,

                                                    /s/ DeGOLYER and MacNAUGHTON
                                                    ----------------------------
                                                    DeGOLYER and MacNAUGHTON